Exhibit 1

EXECUTION VERSION

TERMS AGREEMENT

February 13, 2013

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc. (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $400,000,000 aggregate principal amount of its 0.75% Notes due 2016 (the “2016 Notes”) and $500,000,000 aggregate principal amount of its 2.70% Notes due 2023 (the “2023 Notes” and together with the 2016 Notes, the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-183150) (the “Registration Statement”) filed by the Company.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on February 21, 2013 at 10:00 a.m. (the “Closing Date”) at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017.

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (August 8, 2012 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein.  Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the 3rd paragraph, the third and fourth sentences of the 6th paragraph, and the 7th and 8th paragraphs under the caption “Underwriting” in the prospectus supplement.

Date of Basic Prospectus: August 8, 2012

Date of Preliminary Prospectus Supplement: February 13, 2013

Date of Prospectus Supplement: February 13, 2013

Time of Sale: 4:00 p.m., New York City time on February 13, 2013

Names and Addresses of Representatives:

HSBC Securities (USA) Inc.
452 5th Avenue
New York, New York 10018

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Mitsubishi UFJ Securities (USA), Inc.
1633 Broadway, 29th Floor
New York, New York 10019-6708

The Offered Securities shall have the following terms:

Title:	0.75% Notes due 2016	2.70% Notes due 2023
Maturity:	February 21, 2016	February 21, 2023
Interest Rate:	0.750% per annum	2.700% per annum
Interest Payment Dates:	Interest will be payable on February 21 and August 21 of each year, as applicable, commencing August 21, 2013.	Interest will be payable on February 21 and August 21 of each year, as applicable, commencing August 21, 2013.
Redemption Provisions:
The Company may redeem the 2016 Notes at its option, at any time in whole or from time to time in part.
The redemption price for the 2016 Notes will be equal to the greater of:  (1) the principal amount of the 2016 Notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the  2016 Make-Whole Amount for the notes being redeemed.

“2016 Make-Whole Amount” means, as determined by a 2016 Quotation Agent, the sum of the present values of the principal amount of the 2016 Notes to

The Company may redeem the 2023 Notes at its option, at any time in whole or from time to time in part.
The redemption price for the 2023 Notes to be redeemed on any redemption date that is prior to November 21, 2022 (date which is three months prior to final maturity of the notes) will be equal to the greater of:  (1) the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the 2023 Make-Whole Amount for the notes being redeemed.

The redemption price for the notes to be

be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2016 Notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2016 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.
“2016 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2016 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the 2016 Comparable Treasury Issue shall be determined and the 2016 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2016 Comparable Treasury Price for such redemption date, in each case calculated redeemed on any redemption date that is on or after November 21, 2022 (date which is three months prior to final maturity of the notes) will be equal to 100% of the principal amount of the notes being redeemed on the redemption date, plus accrued and unpaid interest to the redemption date.

“2023 Make-Whole Amount” means, as determined by a 2023 Quotation Agent, the sum of the present values of the principal amount of the 2023 Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2023 Notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2023 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.
“2023 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2023 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the 2023 Comparable Treasury Issue shall be determined and the 2023 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or on the third business day preceding the redemption date, and (y) 0.05%.
“2016 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2016 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2016 Notes.
“2016 Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the 2016 Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the indenture trustee, 2016 Reference Treasury Dealer Quotations for such redemption date.
“2016 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.
“2016 Reference Treasury Dealer” means each of HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.
“2016 Reference Treasury Dealer Quotations” means, with respect to each 2016 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2023 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.10%.
“2023 Comparable Treasury Issue” means the United States Treasury security selected by the 2023 Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2023 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2023 Notes.
“2023 Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the 2023 Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the indenture trustee, 2023 Reference Treasury Dealer Quotations for such redemption date.
“2023 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.
“2023 Reference Treasury Dealer” means each of HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.
“2023 Reference Treasury Dealer Quotations” means, with respect to each the bid and asked prices for the 2016 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2016 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

2023 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2023 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2023 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Purchase Price:	99.688% of the principal amount thereof	99.202% of the principal amount thereof
Public Offering Price:	99.938% of the principal amount thereof, plus accrued interest, if any, from February 21, 2013	99.652% of the principal amount thereof, plus accrued interest, if any, from February 21, 2013
Additional Terms:	None	None

which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.

On behalf of themselves and
as Representatives of the
Several Underwriters

By: HSBC Securities (USA) Inc.
By: /s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated
By: /s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

By: Mitsubishi UFJ Securities (USA), Inc.
By: /s/ Spenser Huston
Name: Spenser Huston
Title: Managing Director

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:  /s/ James S. Sawyer
       Name:  James S. Sawyer
       Title:  Executive Vice President,
                  Chief Financial Officer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of 2016 Notes to be Purchased	Amount of 2023 Notes to be Purchased
HSBC Securities (USA) Inc.	$100,000,000	$125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	100,000,000	125,000,000
Mitsubishi UFJ Securities (USA), Inc.	100,000,000	125,000,000
Banca IMI S.p.A.	16,667,000	20,833,000
Credit Suisse Securities (USA) LLC	16,666,000	20,834,000
J.P. Morgan Securities LLC	16,667,000	20,833,000
SMBC Nikko Capital Markets Limited	16,667,000	20,833,000
The Williams Capital Group, L.P.	16,667,000	20,833,000
Wells Fargo Securities, LLC	16,666,000	20,834,000
Total	$400,000,000	$500,000,000

Exhibit 1 – Pricing Term Sheet

$ 400,000,000 0.75% Notes due 2016
$ 500,000,000 2.70% Notes due 2023

Issuer:	Praxair, Inc.
Trade Date:	February 13, 2013
Settlement Date:	February 21, 2013 (T+5)
	2016 Notes	2023 Notes
Title of Securities:	0.75% Notes due 2016	2.70% Notes due 2023
Principal Amount:	$400,000,000	$500,000,000
CUSIP / ISIN:	74005P BE3 / US74005PBE34	74005P BF0 / US74005PBF09
Maturity Date:	February 21, 2016	February 21, 2023
Benchmark Treasury:	T 0.375% due January 15, 2016	T 1.625% due November 15, 2022
Benchmark Treasury Price and Yield:	99-27¾ and 0.421%	96-16+ and 2.020%
Spread to Benchmark Treasury:	35 basis points	72 basis points
Yield to Maturity:	0.771%	2.740%
Interest Rate:	0.75% per annum	2.70% per annum
Public Offering Price (Issue Price):	99.938% of the Principal Amount thereof	99.652% of the Principal Amount thereof
Interest Payment Dates:	Semi-annually in arrears on each February 21 and August 21 commencing August 21, 2013	Semi-annually in arrears on each February 21 and August 21 commencing August 21, 2013
Redemption Provisions:
Make-Whole Call:	Treasury Rate plus 5 basis points	Treasury Rate plus 10 basis points prior to November 21, 2022
Par Call:	N/A	On or after November 21, 2022
Joint Bookrunners:	HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc.
Co-Managers:	Banca IMI S.p.A. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC SMBC Nikko Capital Markets Limited The Williams Capital Group, L.P. Wells Fargo Securities, LLC

We expect that delivery of the notes will be made to investors on or about  February 21, 2013, which will be the fifth business day following the date of this offering memorandum (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling HSBC Securities (USA) Inc., toll free at 1-866-811-8049 or Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322 or Mitsubishi
UFJ Securities (USA), Inc., toll free at 1-877-649-6848.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS
OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.